Exhibit 10.11

STOCK PURCHASE AND EXCHANGE AGREEMENT

between

BROADWAY FINANCIAL CORPORATION

and

NATIONAL COMMUNITY INVESTMENT FUND

-i-

STOCK PURCHASE AND EXCHANGE AGREEMENT

THIS SECURITIES AND EXCHANGE PURCHASE AGREEMENT (as amended, supplemented or otherwise modified from time to time, this “Agreement”) is dated as of December 21, 2016, and is entered into by and among Broadway Financial Corporation, a Delaware corporation (the “Company”), and National Community Investment Fund (“NCIF”).

RECITALS

WHEREAS, NCIF currently owns shares of Common Stock of the Company having full voting rights and, pursuant to that certain letter agreement, dated August 22, 2013, that certain Exchange Agreement, dated August 22, 2013 and that certain letter agreement, dated October 16, 2014, each entered into between NCIF and the Company, NCIF has the right to require the Company to purchase a portion of the shares of such stock NCIF owns, and also has the right to exchange a portion of the shares of such stock NCIF owns for shares of Non-Voting Common Stock of the Company, in each case to the extent necessary to maintain the percentage ownership by NCIF of voting stock of the Company below a specified level;

WHEREAS, NCIF desires to sell to the Company, and the Company agrees to purchase from NCIF, subject to the terms and conditions contained in this Agreement and in the contractual arrangements referred to above, 50,000 shares of Common Stock (the “Purchased Shares”) at a purchase price of $1.59 per share (the “Share Purchase”);

WHEREAS, NCIF also desires to exercise its right pursuant to the contractual arrangements referred to above and on the terms and conditions contained in this Agreement, to exchange 62,340 shares of Common Stock (the “Exchanged Shares”) for 62,340 shares of Non-Voting Common Stock (the “Replacement Shares”) (such exchange being referred to herein as the “Share Exchange”);

WHEREAS, the Share Purchase and the Share Exchange are only intended by the parties hereto to take place concurrently with certain sales of shares of Common Stock currently held by the U.S. Treasury Department that are proposed to be made pursuant to that certain Share Purchase Agreement, dated the date hereof, entered into by and among the U. S. Treasury Department and the Purchasers named therein (such purchase transactions being collectively referred to herein as the “Treasury Sale”).

NOW, THEREFORE, in consideration of the premises, and of the representations, warranties, covenants and other agreements of the parties hereto, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

Section 1.01                Definitions of Certain Terms. For purposes of this Agreement, the following terms are used with the meanings assigned below (such definitions to be equally applicable to both the singular and plural forms of the terms herein defined):

“Affiliate” means, with respect to any person, any person directly or indirectly controlling, controlled by or under common control with, such other person.  For purposes of this definition, “control” (including, with correlative meanings, the terms “controlled by” and “under common control with”) when used with respect to any person, means the possession, directly or indirectly, of the power to cause the direction of management and/or policies of such person, whether through the ownership of voting securities, by contract or otherwise.

“Agreement” has the meaning set forth in the introductory paragraph of this agreement.

“Business Day” means any day that is not a Saturday, a Sunday or other day on which banking organizations in the State of California are required or authorized by Law to be closed.

“Closing” has the meaning set forth in Section 2.02(A).

“Closing Date” has the meaning set forth in Section 2.02(A).

“Common Stock” means the common stock, par value $0.01 per share, of the Company having full voting rights.

“Company” has the meaning set forth in the introductory paragraph of this Agreement.

“Company Material Adverse Effect” means a material adverse effect on the business, results of operations or financial condition of the Company and its consolidated Subsidiaries taken as a whole; provided, however, that Company Material Adverse Effect shall not be deemed to include the effects of (i) changes after the date hereof in general business, economic or market conditions (including, without limitation, changes generally in prevailing interest rates, credit availability and liquidity, currency exchange rates and price levels or trading volumes in the United States or foreign securities or credit markets), or any outbreak or escalation of hostilities, declared or undeclared acts of war or terrorism, in each case generally affecting the industries in which the Company and its Subsidiaries operate, (ii) changes or proposed changes after the date hereof in United States generally accepted accounting principles or regulatory accounting requirements, or authoritative interpretations thereof, (iii) changes or proposed changes after date hereof in securities, banking and other Laws of general applicability or related policies or interpretations of Governmental Entities (in the case of each of these clauses (i), (ii) and (iii), other than changes or occurrences to the extent that such changes or occurrences have or would reasonably be expected to have a materially disproportionate adverse effect on the Company and its consolidated Subsidiaries taken as a whole relative to comparable

United States banking or financial services organizations), or (iv) changes in the market price or trading volume of the Common Stock or any other equity, equity-related or debt securities of the Company or its consolidated Subsidiaries (it being understood and agreed that the exception set forth in this clause (iv) does not apply to the underlying reason giving rise to or contributing to any such change).

“Exchange Act” means the U.S. Securities Exchange Act of 1934, as amended.

“Exchanged Shares” has the meaning set forth in the recitals to this Agreement.

“Governmental Entity” means any court, administrative agency or commission or other governmental or regulatory authority or instrumentality or self-regulatory organization.

“Law” means any law, statute, code, ordinance, rule, regulation, judgment, order, award, writ, decree or injunction issued, promulgated or entered into by or with any Governmental Entity.

“Liens” means any liens, licenses, pledges, charges, encumbrances, adverse rights or claims and security interests whatsoever.

“NCIF” has the meaning set forth in the introductory paragraph of this Agreement.

“Purchase Price” has the meaning set forth in Section 2.01.

“Purchased Shares” has the meaning set forth in the recitals to this Agreement.

“Replacement Shares” has the meaning set forth in the recitals to this Agreement.

“Securities Act” means the U.S. Securities Act of 1933, as amended.

“Share Exchange” has the meaning set forth in the recitals to this Agreement

“Share Purchase” has the meaning set forth in the recitals to this Agreement.

“NCIF” has the meaning set forth in the introductory paragraph of this Agreement.

“Subsidiary” means, with respect to any person, any bank, corporation, partnership, joint venture, limited liability company or other organization, whether incorporated or unincorporated, (i) of which such person or a subsidiary of such person is a general partner or managing member or (ii) at least a majority of the securities or other interests of which having by their terms ordinary voting power to elect a majority of the board of directors or persons performing similar functions with respect to such entity is directly or indirectly owned by such person and/or one or more subsidiaries thereof.

“Non-Voting Common Stock” means the non-voting common stock, par value $0.01 per share, of the Company.

Section 1.02                Interpretation.  The words “hereof,” “herein” and “hereunder” and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section references are to this Agreement unless otherwise specified.  Whenever the words “include,” “includes” or “including” are used in this Agreement, they shall be deemed to be followed by the words “without limitation.”  The term “person” as used in this Agreement shall mean any individual, corporation, limited liability company, limited or general partnership, joint venture, government or any agency or political subdivision thereof, or any other entity or any group (as defined in Section 13(d)(3) of the Exchange Act) comprised of two or more of the foregoing.  The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.  In this Agreement, all references to “dollars” or “$” are to United States dollars.  This Agreement and any documents or instruments delivered pursuant hereto or in connection herewith shall be construed without regard to the identity of the person who drafted the various provisions of the same.  Each and every provision of this Agreement and such other documents and instruments shall be construed as though all of the parties participated equally in the drafting of the same.  Consequently, the parties acknowledge and agree that any rule of construction that a document is to be construed against the drafting party shall not be applicable either to this Agreement or such other documents and instruments.

ARTICLE II

SHARE PURCHASE AND EXCHANGE

Section 2.01                Purchase and Exchange of Shares.  Subject to, and on the terms and conditions of, this Agreement, effective at the Closing:

(a)                               The Company will purchase from NCIF, and NCIF will sell, transfer, convey, assign and deliver to the Company, the Purchased Shares set forth herein, free and clear of all Liens.  The aggregate purchase price for the Purchased Shares shall be an amount in cash equal to $79,500.00 (the “Purchase Price”).

(b)                              NCIF will exchange the Exchanged Shares with the Company for the Replacement Shares.

Section 2.02                Closing of Share Purchase and Share Exchange.

(a)                               Subject to Article V, the closing of the Share Purchase and the Share Exchange (the “Closing”) shall occur at 9 a.m. Eastern Time on December 22, 2016 or at such time or date as shall be agreed to in writing by the Company and NCIF.  The date on which the Closing occurs is referred to herein as the “Closing Date”.  The Closing shall be held at such place as the Company and NCIF shall mutually agree.

(b)                              At the Closing, or simultaneously therewith, the following shall occur:

(1)                              the Company will pay the Purchase Price to NCIF by wire transfer in immediately available funds to an account designated in writing by NCIF to the Company;

(2)                              NCIF will deliver the Purchased Shares in book entry form without any restrictive legends and transferred via Deposit/Withdrawal At Custodian to the account designated in writing by the Company to NCIF, such designation to be made not later than two Business Days prior to the Closing Date; and

(3)                              NCIF will deliver the Exchanged Shares to the Company via Deposit/Withdrawal At Custodian, retaining its ownership of the remaining shares of Common Stock it then owns, and in exchange for the Exchanged Shares the Company shall issue and deliver the Replacement Shares to NCIF in certificated form registered in NCIF’s name.  The Replacement Shares shall have the same rights, preferences and privileges as set forth in: (i) the Investor Rights Agreement dated August 22, 2013; (ii) the Investor Rights Agreement dated October 16, 2014; and (iii) the Company’s certificate of incorporation.

ARTICLE III

REPRESENTATIONS AND WARRANTIES

Section 3.01                Representations and Warranties of the Company.  The Company hereby represents and warrants to NCIF as follows:

(a)                               Due Organization, Power and Authority.  The Company is duly organized and has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.

(b)                              Authorization.  The execution and delivery of this Agreement, and the consummation by the Company of the transactions contemplated hereby, have been duly and validly approved in accordance with all requirements and procedures applicable to the Company, and no other proceedings on the part of the Company are necessary to approve this Agreement or to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by the Company, and (assuming the due authorization, execution and delivery of this Agreement by NCIF) this Agreement constitutes a valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency and similar Laws affecting creditors’ rights and remedies generally.

(c)                               Non-Contravention.  Neither the execution and delivery of this Agreement nor the consummation by the Company of the transactions contemplated hereby will violate the Company’s certificate of incorporation or bylaws, any agreement, arrangement, note, contract or other binding instrument to which the Company is a party or bound, or applicable Law.

(d)                             Consents and Approvals.  No consents or approvals of, or filings or registrations with, any Governmental Entity, shareholders or any other third party by or on behalf of the Company are necessary in connection with the execution and delivery by the Company of this Agreement and the consummation by the Company of the transactions contemplated hereby.

(e)                               Availability of Funds.  The Company has and will have as of the Closing sufficient funds available to consummate the transactions contemplated hereunder.

Section 3.02                Representations and Warranties of NCIF.  NCIF hereby represents and warrants to the Company as follows:

(a)                               Power and Authority.  NCIF has all requisite power and authority to execute and deliver this Agreement and to consummate the transactions contemplated by this Agreement.

(b)                              Authorization.  The execution and delivery of this Agreement, and the consummation by NCIF of the transactions contemplated hereby, have been duly and validly approved in accordance with all requirements and procedures applicable to NCIF, and no other proceedings on the part of NCIF are necessary to approve this Agreement or to consummate the transactions contemplated hereby.  This Agreement has been duly and validly executed and delivered by NCIF, and (assuming the due authorization, execution and delivery of this Agreement by the other parties hereto) this Agreement constitutes a valid and binding obligation of NCIF, enforceable against NCIF in accordance with its terms, except as enforcement may be limited by general principles of equity, whether applied in a court of law or a court of equity, and by bankruptcy, insolvency and similar Laws affecting creditors’ rights and remedies generally.

(c)                               Non-Contravention.  Neither the execution and delivery of this Agreement nor the consummation by NCIF of the transactions contemplated hereby, will violate any provision of any agreement to which NCIF is a party or any applicable Law.  Without limiting the foregoing, NCIF is the sole record and beneficial owner of the Purchased Shares, free and clear of any Lien, but subject to the restrictions on transfer imposed by federal and state laws, and NCIF has the unrestricted right to sell the Purchased Shares to the Company as herein provided.

(d)                             Consents and Approvals.  No consents or approvals of, or filings or registrations with, any Governmental Entity or any other third party by and on behalf of NCIF are necessary in connection with the execution and delivery by NCIF of this Agreement and the consummation by NCIF of the transactions contemplated hereby.

ARTICLE IV

COVENANTS

Section 4.01                Forbearances of NCIF.  From the date hereof until the Closing, without the prior written consent of the Company, NCIF will not:

(a)                               directly or indirectly transfer, sell, assign, distribute, exchange, pledge, hypothecate, mortgage, encumber or otherwise dispose of or engage in or enter into any hedging transactions with respect to, any of the Purchased Shares or the Exchanged Shares or any portion thereof or interest therein (other than pursuant to the Share Purchase and the Securities Exchange); or

(b)                              agree, commit to or enter into any agreement to take any of the actions referred to in Section 4.01(A).

Section 4.02                Further Action.  The Company and NCIF (A) shall each execute and deliver, or shall cause to be executed and delivered, such documents and other instruments and shall take, or shall cause to be taken, such further action as may be reasonably necessary to carry out the provisions of this Agreement and give effect to the transactions contemplated by this Agreement and (B) shall refrain from taking any actions that could reasonably be expected to impair, delay or impede the Closing or the consummation of the transactions contemplated by this Agreement.

Section 4.03                Reservation and Listing of Shares.  The Company shall at all times reserve a number of unissued shares of Common Stock sufficient to convert automatically, in accordance with the terms of the certificate of incorporation of the Company, all of the shares of Non-Voting Common Stock then outstanding and shall use its reasonable best efforts to cause any shares of Voting Common Stock into which the Replacement Shares may be converted in connection with resale of the Replacement Shares by NCIF in compliance with the restrictions set forth in the certificate of incorporation of the Company to be approved for listing on the Nasdaq Stock Market as promptly as possible.

ARTICLE V

CONDITIONS TO THE CLOSING

Section 5.01                Conditions to Each Party’s Obligations.  The respective obligations of the Company and NCIF to consummate the transactions provided for herein are subject to the fulfillment, or written waiver by the Company and NCIF, at or prior to the Closing, of each of the following conditions:

(a)                               No Injunctions or Restraints; Illegality.  No order, injunction or decree issued by any court or agency of competent jurisdiction or other legal restraint or prohibition preventing the consummation of the transactions provided for herein shall be in effect.  No Law shall have been enacted, entered, promulgated or enforced by any Governmental Entity which prohibits or makes illegal the consummation of the transactions provided for herein.

(b)                              Representations and Warranties.  The representations and warranties set forth in Article III of this Agreement shall be true and correct as though made on and as of the Closing Date.

(c)                               Other Events.  None of the following shall have occurred since the date hereof:

(1)                              the Company or any of its Subsidiaries shall have (a)  become insolvent or unable to pay its debts or failed or admitted in writing its inability generally to pay its debts as they become due; (b) made a general assignment, arrangement or composition with or for the benefit of its creditors; (c)  have instituted against it a proceeding seeking a judgment of insolvency or bankruptcy or any other relief under any bankruptcy or insolvency law or other similar law affecting creditors’ rights, or have a petition presented for its winding-up or liquidation, and, in the case of any such proceeding or petition instituted or presented against it, such proceeding or petition shall have resulted in a judgment of insolvency or bankruptcy or the entry of an order for relief or the making of an order for its winding-up or liquidation; (d) had a resolution passed for its winding-up, official management or liquidation (other than pursuant to a consolidation, amalgamation or merger); (e) sought or shall have become subject to the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official for it or for all or substantially all its assets; (f) had a secured party take possession of all or substantially all its assets or had a distress, execution, attachment, sequestration or other legal process levied, enforced or sued on or against all or substantially all its assets; (g) caused or shall have been subject to any event with respect to it which, under the applicable laws of any jurisdiction, had an analogous effect to any of the events specified in clauses (a) to (f) (inclusive); or (g) taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the foregoing acts;

(2)                              a Governmental Entity in any jurisdiction shall have (a) commenced an action or proceeding against the Company or any of its Subsidiaries; or (b) issued or entered a temporary restraining order, preliminary or permanent injunction or other order binding upon the Company or any of its Subsidiaries, which in the case of (a) and (b) shall have had or be reasonably expected to have a Company Material Adverse Effect; or

(3)                              any fact, circumstance, event, change, occurrence, condition or development shall have occurred that, individually or in the aggregate, shall have had or shall be reasonably likely to have a Company Material Adverse Effect.

(d)                             The Treasury Sale and the other transactions reflected in Schedule I to this Agreement shall be completed concurrently with the transaction provided for herein.

Section 5.02                Condition to Obligations of NCIF.  The obligation of NCIF to consummate the Share Purchase is also subject to the fulfillment, or written waiver by NCIF, prior to the Closing, of the following conditions:

(a)                               Performance of Obligations.  The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing.

(b)                              Closing Certificates.  The Company shall deliver to NCIF a certificate, dated as of the Closing Date, certifying to the effect that all conditions precedent to the Closing have been satisfied.

ARTICLE VI

TERMINATION

Section 6.01                Termination Events.  This Agreement may be terminated at any time prior to the Closing:

(a)                               by mutual written agreement of the Company and NCIF; or

(b)                              by the Company, upon written notice to NCIF, or by NCIF, upon written notice to the Company, in the event that the Closing Date does not occur on or before December 31, 2016, 2016; provided, however, that the respective rights to terminate this Agreement pursuant to this Section 6.01(B) shall not be available to any party whose failure to fulfill any obligation under this Agreement shall have been the cause of, or shall have resulted in, the failure of the Closing to occur on or prior to such date.

Section 6.02                Effect of Termination.  In the event of termination of this Agreement as provided in Section 6.01, this Agreement shall forthwith become void and have no effect, and none of the Company, NCIF or any officers, directors or employees of the Company or NCIF, or any of their respective Affiliates, shall have any liability of any nature whatsoever hereunder, or in connection with the transactions contemplated hereby, except that this Section 6.02 and Sections 7.03, 7.04, 7.05 and 7.06 shall survive any termination of this Agreement.

ARTICLE VII

MISCELLANEOUS

Section 7.01                Waiver; Amendment.  Any provision of this Agreement may be (A) waived in writing by the party benefiting by the provision, or (B) amended or modified at any time by an agreement in writing signed by each of the parties hereto.  Neither any failure nor any delay by any party in exercising any right, power or privilege under this Agreement or any of the documents referred to in this Agreement will operate as a waiver of such right, power or privilege, and no single or partial exercise of any such right, power or privilege will preclude any other or further exercise of such right, power or privilege.

Section 7.02                Counterparts.  This Agreement may be executed by facsimile or other electronic means and in counterparts, all of which shall be considered an original and one and the same agreement and shall become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that all parties need not sign the same counterpart.

Section 7.03                Governing Law; Choice of Forum; Waiver of Jury Trial.  (a)  This Agreement and any claim, controversy or dispute arising under or related to this Agreement, the relationship of the parties, and/or the interpretation and enforcement of the rights and duties of the parties shall be enforced, governed, and construed in all respects (whether in contract or in tort) in accordance with the federal law of the United States if and to the extent such law is applicable, and otherwise in accordance with the laws of the State of New York applicable to contracts made and to be performed entirely within such State.  Each of the parties hereto agrees (a) to submit to the exclusive jurisdictions and venue of the United States District Court of the District of Columbia and the United States Court of Federal Claims for any and all civil actions, suits or proceedings arising out of or relating to this Agreement or the transactions contemplated hereby, and (b) that notice may be served upon (i) the Company at the address and in the manner set forth for notices to the Company in Section 7.04, and (ii) NCIF at the address and in the manner set forth for notices to NCIF in Section 7.04.

(b)                              To the extent permitted by applicable Law, each of the parties hereto hereby unconditionally waives trial by jury in any civil legal action or proceeding relating to this Agreement or the transactions contemplated hereby.

Section 7.04                Notices.  All notices and other communications hereunder shall be in writing and shall be deemed given on the date of delivery if delivered personally or telecopied (upon telephonic confirmation of receipt), on the first Business Day following the date of dispatch if delivered by a recognized next day courier service, or on the third Business Day following the date of mailing if delivered by registered or certified mail, return receipt requested, postage prepaid.  All notices hereunder shall be delivered as set forth below or on the signature page hereof, or pursuant to such other instructions as may be designated in writing by the party to receive such notice:

If to the Company to:

Broadway Financial Corporation
5055 Wilshire Boulevard
Suite 500
Los Angeles, California 90036

Facsimile: (323) 634-1723
Attention:  Chief Financial Officer

With a copy to:

Arnold & Porter LLP

777 South Figueroa Street,

Suite 4400
Los Angeles, California 90017
Facsimile: (213) 243-4199
Attention:  James. R. Walther

If to NCIF to:

National Community Investment Fund
135 South LaSalle Street
Suite 2040
Chicago, Illinois 60603
Facsimile: (312) 662-6100
Attention: Chief Executive Officer

Section 7.05                Entire Understanding; No Third Party Beneficiaries.  This Agreement (together with the documents, agreements and instruments referred to herein) represents the entire understanding of the parties with respect to the Share Exchange and the Share Purchase and supersedes any and all other oral or written agreements heretofore made with respect to the subject matter hereof.  Nothing in this Agreement, expressed or implied, is intended to confer upon any person, other than the parties hereto, any rights or remedies hereunder.

Section 7.06                Assignment.  Neither this Agreement nor any right, remedy, obligation or liability arising hereunder or by reason hereof shall be assignable by any party hereto without the prior written consent of the other parties, and any attempt to assign any right, remedy, obligation or liability hereunder without such consent shall be null and void; provided, however, that NCIF may assign this Agreement to an Affiliate of NCIF.  If NCIF assigns this Agreement to an Affiliate, NCIF shall be relieved of its obligations and liabilities under this Agreement but (i) all rights, remedies, obligations and liabilities of NCIF hereunder shall continue and be enforceable by and against and assumed by such Affiliate, (ii) NCIF’s obligations and liabilities hereunder shall continue to be outstanding and (iii) all references to NCIF herein shall be deemed to be references to such Affiliate.  NCIF will give the Company notice of any such assignment; provided, that the failure to provide such notice shall not void any such assignment.

Section 7.07                Severability.  Any term or provision of this Agreement which is determined by a court of competent jurisdiction to be invalid, illegal or unenforceable in any jurisdiction shall, as to that jurisdiction, be ineffective to the extent of such invalidity or unenforceability without rendering invalid, illegal or unenforceable the remaining terms and provisions of this Agreement. or affecting the validity, legality or enforceability of any of the terms or provisions of this Agreement in any other jurisdiction, and if any provision of this Agreement is determined to be so broad as to be unenforceable, the provision shall be interpreted to be only so broad as is enforceable, in all cases so long as neither the economic nor legal substance of the transactions contemplated hereby is affected in any manner materially adverse to any party or its shareholders.  Upon any such determination, the parties shall negotiate in good faith in an effort to agree upon a suitable and equitable substitute provision to effect the original intent of the parties.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed by their respective authorized officers as of the day and year first above written.

BROADWAY FINANCIAL CORPORATION

By:	/s/ Wayne-Kent A. Bradshaw
Name: Wayne-Kent A. Bradshaw
Title: President and Chief Executive Officer

NATIONAL COMMUNITY INVESTMENT
FUND

		By:	/s/ Saurabh Narain
Name:
Title:

[Signature Page to Securities Purchase Agreement]

Broadway Financial Corporation
Pro Forma Share Ownership

Existing Ownership - Pre Transactions

	Voting	%	Non-Voting	%	Total	%
U.S. Treasury	10,146,000	47.40%	-	0.00%	10,146,000	34.89%
CJA	2,129,816	9.95%	6,169,320	80.42%	8,299,136	28.54%
Hope Bancorp	1,925,000	8.99%	-	0.00%	1,925,000	6.62%
Grace & White	1,343,076	6.27%	-	0.00%	1,343,076	4.62%
NCIF	1,021,000	4.77%	1,502,200	19.58%	2,523,200	8.68%
AAA	361,232	1.69%	-	0.00%	361,232	1.24%
ESOP	360,752	1.69%	-	0.00%	360,752	1.24%
First Republic	-	0.00%	-	0.00%	-	0.00%
All Other Holders	4,118,312	19.24%	-	0.00%	4,118,312	14.16%
Total	21,405,188	100.00%	7,671,520	100.00%	29,076,708	100.00%

Pro Forma Ownership - Post Contemplated Transactions

	Voting	%	Non-Voting	%	Total	%
U.S. Treasury	5,443,140	29.35%	-	0.00%	5,443,140	19.94%
CJA	1,845,141	9.94989%	6,453,995	73.71%	8,299,136	30.40%
Hope Bancorp	1,835,881	9.89995%	-	0.00%	1,835,881	6.72%
Grace & White	1,343,076	7.24%	-	0.00%	1,343,076	4.92%
NCIF	908,660	4.89993%	1,564,540	17.87%	2,473,200	9.06%
AAA	361,232	1.95%	-	0.00%	361,232	1.32%
ESOP	1,854,431	9.99998%	-	0.00%	1,854,431	6.79%
First Republic	834,465	4.49984%	737,861	8.43%	1,572,326	5.76%
All Other Holders	4,118,312	22.21%	-	0.00%	4,118,312	15.08%
Total	18,544,338	100.00%	8,756,396	100.00%	27,300,734	100.00%

Schedule I